UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

The Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

WYNN RESORTS, LIMITED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Wynn Resorts, Limited

Pursuant to Rule 14a-6(b)

of the Securities Exchange Act of 1934

Commission File No.: 000-50028

Wynn Resorts Comments on ISS Report

Urges Shareholders to Vote FOR All Three Wynn Directors on the WHITE Proxy Card Today

LAS VEGAS – May 6, 2018 — Wynn Resorts (NASDAQ: WYNN) (“Wynn”) today issued the following statement in response to a report issued by Institutional Shareholder Services Inc. (“ISS”) related to the election of directors to Wynn’s Board at the Annual Meeting of Shareholders on May 16, 2018:

“We appreciate that ISS’s report recognizes our Board’s swift and decisive actions to promote change over the past three months, including an ongoing Board refreshment process that has already resulted in the addition of three highly qualified female directors who strengthen the Board’s skill sets, experience and diversity.”

“However, by recommending that votes be withheld on Jay Hagenbuch, ISS has placed symbolism ahead of pragmatism. Over the 5 1⁄2 years that he has served on the Board, Jay has made important contributions that have benefited shareholders and shareholder value. The entire Board believes that shareholders benefit from Jay’s knowledge of the Company, our financial operations and our specialized regulatory framework.”

“By recommending that shareholders not vote Elaine Wynn’s blue card, ISS clearly recognizes the weaknesses in Elaine Wynn’s campaign and notes that her arguments very well might be motivated by personal animosity. It also highlights her position as a member of the Wynn Board for a prolonged period of time and questions her own culpability for many of the things for which she now criticizes the Board.”

“The Board’s actions over the past three months have demonstrated that it is committed to moving swiftly to improve corporate governance and accountability, and we have made clear that we will continue to build on our substantial progress.”

DON’T RISK DERAILING THE PROGRESS WYNN’S BOARD HAS MADE

VOTE “FOR” WYNN’S THREE HIGHLY QUALIFIED DIRECTORS ON THE WHITE CARD

Your vote is important. Please discard any blue proxy cards you have received from Elaine Wynn. If you have already returned a blue proxy card, you can change your vote simply by signing, dating and returning a WHITE proxy card today. Only your latest-dated proxy card will be counted.

If you have questions about how to vote your shares, please contact:

INNISFREE M&A INCORPORATED

Shareholders, Call Toll-Free: (888) 750-5834

Banks and Brokers, Call Collect: (212) 750-5833

ABOUT WYNN RESORTS

Wynn Resorts, Limited is traded on the Nasdaq Global Select Market under the ticker symbol WYNN and is part of the S&P 500 Index. Wynn Resorts owns and operates Wynn Las Vegas (wynnlasvegas.com), Wynn Macau (wynnmacau.com) and Wynn Palace, Cotai (wynnpalace.com).

Wynn and Encore Las Vegas feature two luxury hotel towers with a total of 4,750 spacious hotel rooms, suites and villas, approximately 192,000 square feet of casino space, 22 dining experiences featuring signature chefs and 11 bars, two award-winning spas, approximately 290,000 square feet of meeting and convention space, approximately 110,000 square feet of retail space as well as two showrooms; three nightclubs, a beach club and recreation and leisure facilities. A luxury retail Strip-front expansion, Wynn Plaza, is currently under construction and is scheduled to debut the second half of 2018.

Wynn Macau is a luxury hotel and casino resort located in the Macau Special Administrative Region of the People’s Republic of China with two luxury hotel towers with a total of 1,008 spacious rooms and suites, approximately 273,000 square feet of casino space, casual and fine dining in eight restaurants, approximately 31,000 square feet of meeting and convention space, approximately 59,000 square feet of retail space, and recreation and leisure facilities including two opulent spas, a salon and a rotunda show.

Wynn Palace is a luxury integrated resort in Macau. Designed as a floral-themed destination, it boasts 1,706 exquisite rooms, suites and villas, approximately 420,000 square feet of casino space, 11 food and beverage outlets, approximately 37,000 square feet of meeting and convention space, approximately 106,000 square feet of designer retail, SkyCabs that traverse an eight-acre Performance Lake, an extensive collection of rare art, a lush spa, salon and recreation and leisure facilities.

Wynn Resorts is currently constructing Encore Boston Harbor located in Everett, Massachusetts.

Additional Information and Where to Find It

The Company has filed a definitive proxy statement, a supplement to the definitive proxy statement, and a form of associated WHITE proxy card with the SEC in connection with the solicitation of proxies for the Company’s 2018 Annual Meeting of Shareholders. THE COMPANY’S SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT FILED WITH THE SEC ON APRIL 18, 2018, THE PROXY SUPPLEMENT FILED WITH THE SEC ON APRIL 30, 2018, THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC free of charge at the SEC’s website at www.sec.gov. Copies will also be available free of charge at the Company’s website at wynnresorts.com.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the Company’s 2018 Annual Meeting of Shareholders. Information about the Company’s directors and executive officers is available in the Company’s proxy statement filed with the SEC on April 18, 2018 and the proxy supplement filed with the SEC on April 30, 3018, each with respect to the Company’s 2018 Annual Meeting of Shareholders. To the extent holdings of the Company’s securities by such directors or executive officers have changed since the amounts printed in the proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC.

Contacts:

Michael Weaver

Wynn Resorts

702.770.7501

michael.weaver@wynnlasvegas.com

George Sard/Cassandra Bujarski/Lisa Green

Sard Verbinnen & Co.

212.687.8080

Wynn-SVC@SARDVERB.com